UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022 (November 21, 2022)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	38-3916511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SIRI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 21, 2022, our subsidiary, Sirius XM Radio Inc., entered into a new employment agreement (the “Employment Agreement”) with Patrick L. Donnelly to continue to serve as our Executive Vice President, General Counsel and Secretary through January 2, 2025. The Employment Agreement is substantially similar to Mr. Donnelly’s existing employment agreement, other than with respect to certain economic changes described below.

The Employment Agreement provides, in the case of certain qualifying terminations, for continuation of his health insurance benefits for eighteen months and his life insurance benefits for twelve months and for a lump sum severance payment in an amount equal to the sum of: (i) Mr. Donnelly’s annual base salary plus (ii) the greater of $1,537,500 or the last annual bonus paid (or due and payable) to him. In addition, we are obligated to pay Mr. Donnelly a pro-rated bonus for the year in which the termination occurs (based on actual achievement of applicable performance criteria). Our obligation to provide these severance benefits to Mr. Donnelly is subject to the execution of an effective release of claims against us. The Employment Agreement also contains other provisions contained in the existing employment agreements with our other executive officers, including confidentiality and non-competition restrictions, as well as a compensation clawback to the extent required by applicable law, regulations or stock exchange listing requirement, or any company policy adopted pursuant thereto.

In connection with the execution of the Employment Agreement, we granted Mr. Donnelly:

● an option to purchase shares of our common stock having a value, calculated based upon the Black-Scholes-Merton option pricing model using the financial inputs consistent with those we use for financial reporting purposes, of $2,340,000 at an exercise price of $6.43 per share, the closing sale price of our common stock on the Nasdaq Global Select Market on November 21, 2022. This option award will vest in two installments on November 21, 2023 and January 2, 2025.

● 191,433 time-based restricted stock units (“RSUs”). This time-based RSU award will vest in two installments on November 21, 2023 and January 2, 2025.

● 196,219 performance-based RSUs. This performance-based RSU award will cliff vest on January 2, 2025 after a two-year performance period beginning on January 1, 2023 and ending on December 31, 2024 if a cumulative free cash flow target established by the Compensation Committee is achieved. This award is subject to the Compensation Committee’s later certification of our performance during that period and his continued employment through January 2, 2025.

● 196,219 performance-based RSUs. This performance-based RSU award will cliff vest on January 2, 2025 following a two-year performance period commencing on January 1, 2023 and ending on December 31, 2024 based on the performance of our common stock relative to the companies in the S&P 500 Index. This

2

award is subject to the Compensation Committee’s later certification of our performance during that period and his continued employment through January 2, 2025.

Each of these awards will be subject to acceleration or termination under certain circumstances.

There is no arrangement or understanding between Mr. Donnelly and any other person pursuant to which Mr. Donnelly was selected as an officer, and Mr. Donnelly does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Mr. Donnelly and any director or executive officer of the registrant.

Additional information about the benefit plans and programs generally available to our executive officers is included in the Proxy Statement for our 2022 annual meeting of stockholders filed with the Securities and Exchange Commission on April 18, 2022.

The foregoing description of the Employment Agreement with Mr. Donnelly is qualified in its entirety by the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated as of November 21, 2022, between Sirius XM Radio Inc. and Patrick L. Donnelly
3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

Dated: November 22, 2022

4